EXHIBIT 21


                                SUBSIDIARIES

          NAME                                STATE OF INCORPORATION
          ----                                ----------------------

Blue Flying Fish, Inc.                               Delaware

Buhl Industries, Inc.                                New Jersey

Native American Mortgage Corporation                 Delaware

Private Transportation Exchange, Inc.                Delaware

BFF Acquisition Corp.                                Delaware